Exhibit 10.1

EXECUTIVE DEFERRED
COMPENSATION PLAN

BASIC PLAN DOCUMENT

PUTNAM EXECUTIVE DEFERRED
COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE I	PURPOSE AND STATUS OF PLAN

Section 1.1	Purpose of the Plan
Section 1.2	Status of the Plan

ARTICLE II	DEFINITIONS

ARTICLE III	PARTICIPATION

Section 3.1	Commencement of Participation
Section 3.2	Continued Participation
Section 3.3	Termination of Participation

ARTICLE IV	DEFERRALS AND CREDITS

Section 4.1	Employee Deferrals
Section 4.2	Matching Credits
Section 4.3	Supplemental Credits

ARTICLE V	ACCOUNTS

Section 5.1	Accounts
Section 5.2	Investments
Section 5.3	Payments
Section 5.4	Vesting
Section 5.5	Forfeiture of Non-Vested Amounts
Section 5.6	Forfeiture of Vested Accounts

ARTICLE VI	PAYMENTS

Section 6.1	Commencement of Payment of Benefits
Section 6.2	Change in Control
Section 6.3	Form of Payment
Section 6.4	Timing and Method of Election
Section 6.5	Severe Financial Emergency
Section 6.6	Medium of Payment
Section 6.7	Beneficiary Designation
Section 6.8	Discharge of Liability

PUTNAM EXECUTIVE DEFERRED
COMPENSATION PLAN

TABLE OF CONTENTS (continued)

ARTICLE VII	ADMINISTRATION

Section 7.1	Plan Administrator; Interpretation
Section 7.2	Committee as Plan Administrator
Section 7.3	Claims Procedure
Section 7.4	Expenses of the Plan and the Plan Administrator
Section 7.5	Records of the Plan Administrator

ARTICLE VIII	AMENDMENT AND TERMINATION

Section 8.1	Amendments
Section 8.2	Termination of Plan
Section 8.3	Assignment

ARTICLE IX	MISCELLANEOUS

Section 9.1	No Funding
Section 9.2	Nonassignability
Section 9.3	Limitation of Participants’ Rights
Section 9.4	Receipt and Release
Section 9.5	Government Regulations
Section 9.6	Governing Law
Section 9.7	Masculine, Feminine, Singular and Plural; Headings and Subheadings
Section 9.8	Unclaimed Benefit
Section 9.9	Suspension of Payments
Section 9.10	Withholding Taxes; Offsets
Section 9.11	Number of Counterparts

ARTICLE I
PURPOSE AND STATUS OF PLAN

          1.1          Purpose of the Plan.  The Lead Employer, by completion and execution of the Adoption Agreement, has established the Plan set forth herein in order to provide the opportunity to certain of its management or highly compensated employees (and certain of the management or highly compensated employees of affiliated employers that also adopt the Plan with the consent of the Lead Employer, if any) to defer designated portions of their Compensation and/or to receive additional amounts of deferred compensation in the form of Matching Credits or Supplemental Credits, as described herein and as specified in the Adoption Agreement.

          1.2          Status of the Plan.  The Plan is intended to be a plan which is “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” within the meaning of sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE II
DEFINITIONS

          Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

          2.1          “Account” means, for each Participant, one or more hypothetical accounts established for his or her benefit under the Plan.

          2.2          “Adoption Agreement” means the “ Putnam Executive Deferred Compensation Plan Adoption Agreement” executed by the Employer, establishing the Plan and selecting the specific optional provisions of this document that will define the Plan, as amended in accordance with Article VIII from time to time.

          2.3          “Associated Plan” means the qualified retirement plan specified in Section 1.D of the Adoption Agreement.

          2.4          “Beneficiary” means the person or persons or the trust designated by a Participant to receive distribution of the then remaining balance of such Participant’s Account upon the death of such Participant, or, if no beneficiary designation has been made or no designated Beneficiary survives the Participant, “Beneficiary” means the Participant’s estate.

          2.5          “Cause” shall have the definition specified in Section 6.C.3 of the Adoption Agreement.

          2.6          “Change of Control” shall have the definition specified in Section 6.C.5 of the Adoption Agreement.

           2.7          “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provision of any legislation that amends, supplements, or replaces such section or subsection.

           2.8          “Compensation” means, for each Plan Year, with respect to each Participant and for each purpose for which Compensation is separately defined, the compensation specified in the Adoption Agreement.  Compensation always includes elective deferrals under section 401(k) of the Code, Employee Deferrals under the Plan, and amounts deferred and excluded from income under a “cafeteria plan” described in Code section 125.

          2.9          “Disability” means (a) a disability of the Participant within the meaning of any long-term disability plan maintained for the benefit of the Participant, as determined by the Plan Administrator; or, (b) if no such long-term disability plan is maintained by the Employer, “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

          2.10          “Effective Date” means the date on which the Plan first became effective, as specified in the Adoption Agreement.

          2.11          “Eligible Employee” means each individual who is in “Covered Employment,” as defined in Section 2.A of the Adoption Agreement.

          2.12          “Employee Deferral” means any amount of Compensation the receipt of which a Participant elects to defer pursuant to Section 4.1.

          2.13          “Employer” means the Lead Employer specified in the Adoption Agreement and the affiliates of the Lead Employer, if any, that have adopted the Plan and are designated as “Participating Employers” in the Adoption Agreement.  If more than one entity has adopted the Plan, “Employer” means each Participating Employer only with respect to the employees of such Participating Employer.

          2.14          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provision of any legislation which amends, supplements or replaces such section or subsection.

          2.15          “Matching Credit” means an amount credited to a Participant’s Account by the Employer pursuant to Section 4.2, contingent upon and measured by the Participant’s Employee Deferrals under Section 4.1.

          2.16          “Participant” means an individual who participates in the Plan in accordance with Article III.

          2.17          “Plan” means the nonqualified deferred compensation plan set forth herein and in the Adoption Agreement and all subsequent amendments hereto, which shall have the name set forth in Section 1.C of the Adoption Agreement.

          2.18          “Plan Administrator” means the Employer, or the committee, person, persons or entity otherwise designated by the Employer to administer the Plan, as specified in Section 1.E of the Adoption Agreement.  If at any time there occurs a vacancy in the position of Plan Administrator under this Section 2.18, the Lead Employer shall be the Plan Administrator until a successor is designated.

          2.19          “Plan Year” means the 12-month period specified in Section 1.F of the Adoption Agreement, except that the initial Plan Year may be a period of less than 12 months’ duration beginning on the Effective Date and ending on the last day of the Plan Year otherwise specified.

          2.20          “Valuation Date” means each day that the New York Stock Exchange is open for trading; or, with respect to any investment that is not valued daily, such other date or dates as the Plan Administrator shall specify.

          2.21          “Vesting” or “Vested” means the nonforfeitable right of a Participant to a specific portion of the Participant’s Account attributable to Matching Credits and Supplemental Credits, if any, determined in accordance with the vesting schedule referred to in Section 5.4.

          2.22          “Supplemental Credit” means an amount credited to a Participant’s Account, without regard to any Employee Deferrals or any other contributions to the Plan, by the Employer in accordance with Section 4.3.

          2.23          “Years of Service” of a Participant for all purposes under the Plan, including Vesting and calculating of Matching Credits, shall be determined by the Plan Administrator pursuant to uniform rules based on the time elapsed since the Participant’s commencement of employment with the Employer or any of its affiliates.  Unless otherwise determined by the Plan Administrator, “Years of Service” means the aggregate number of 12-month periods elapsed between the date of an Eligible Employee’s commencement of service and the date as of which the determination is made.  Employment with any predecessor of the Employer shall be treated as Years of Service as determined by the Employer from time to time in its sole discretion.  Notwithstanding the foregoing, with respect to any provision of the Plan implicating Participant service (such as calculation of Credits or eligibility to participate) and which is defined in the Adoption Agreement by reference to the Associated Plan, the service calculation rules of the Associated Plan shall govern, and this definition of “Years of Service” shall not apply.

ARTICLE III
PARTICIPATION

          3.1          Commencement of Participation.  Any individual who is an Eligible Employee and has met the age and service requirements, if any, set forth in Section 2.B of the Adoption Agreement on or after the Effective Date and who has elected to defer part of his or her Compensation in accordance with Section 4.1 or who has become eligible to receive Supplemental Credits under Section 4.3 shall become a Participant on the date such Employee Deferral election is made or on the date he or she becomes eligible to receive such Supplemental Credits, as the case may be.

          3.2          Continued Participation.  Subject to Section 3.3, an individual who has become a Participant in the Plan shall continue to be a Participant as long as any amount remains credited to his or her Account.

          3.3          Termination of Participation.  The Plan Administrator may terminate an employee’s participation in the Plan, prospectively or retroactively, for any reason, including but not limited to the Plan Administrator’s determination that such termination is necessary in order to maintain the Plan as a plan which is “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) of ERISA.  Following any termination of an individual’s participation under this Section 3.3, amounts credited to the terminated Participant’s Account – either to the extent Vested or regardless of the extent otherwise Vested, if so specified in Section 6.C.4 of the

Adoption Agreement – shall be paid out to such Participant in a single lump sum cash payment as soon as reasonably practicable following termination of participation hereunder.

ARTICLE IV
DEFERRALS AND CREDITS

          4.1          Employee Deferrals.  If so specified in Section 3.A of the Adoption Agreement, an individual who is an Eligible Employee may elect to defer a designated portion of his or her Compensation to be earned during a Plan Year, by filing a written election with the Plan Administrator prior to the first day of the Plan Year in which such Compensation is to be earned.  An individual who first becomes an Eligible Employee on or after the first day of any Plan Year may elect to defer a portion of Compensation to be earned during the remainder of the Plan Year and after the written election is filed with the Plan Administrator.

          Deferrals may be elected in whole percentages of Compensation or in dollar amounts, subject to any limitations on maximum percentages and dollar amounts of deferrals specified in Section 3.B of the Adoption Agreement.  If the Adoption Agreement so specifies, the Plan Administrator may, in its sole discretion, also set limits on Employee Deferrals from time to time for each Plan Year.

          Each election under this Section 4.1 for a Plan Year (or for the balance of a Plan Year, if applicable) shall be made on a form approved or prescribed by the Plan Administrator and shall apply only to Compensation earned after the date the election form is completed and filed with the Plan Administrator.  The election form shall specify the amounts and types of Compensation to which the deferral election is to apply and shall specify the whole percentage or dollar amount of each such amount or type of Compensation that is to be deferred, in any manner that complies with the overall percentage or dollar limits on Employee Deferrals, if any, specified in the Adoption Agreement.  Any deferral election made under this Section 4.1 shall continue to be effective until revoked or changed pursuant to this Section.

          A Participant may revoke his or her deferral election as of the first day of any Plan Year which follows such revocation, by giving written notice to the Plan Administrator, in a form approved by the Plan Administrator, before that day or before any such earlier date as the Plan Administrator may prescribe.  A Participant may change his or her deferral election at any time, but any new deferral election shall become effective no earlier than the first day of the Plan Year following the making of such election.  A Participant also may revoke his or her deferral election, with the approval of the Plan Administrator, if the Participant has a “severe financial emergency” that would entitle the Participant to a withdrawal from the Plan under Section 6.5.

          4.2          Matching Credits.  If so specified in Section 4.A of the Adoption Agreement, the Employer shall credit each Participant’s Account with a Matching Credit in the amount specified in the Adoption Agreement.  Matching Credits shall be subject to the annual percentage or dollar limitations specified in the Adoption Agreement, if any.

          Any Matching Credit for a period shall be credited to the Account of each Participant entitled to receive such Credit as of the end of the period for which such Matching Credit is made (i.e., after each payroll period, monthly, quarterly, or annually), in the Employer’s sole discretion.

          If so specified in Section 4.D of the Adoption Agreement, a Participant shall be entitled to Matching Credits under this Section 4.2 only if he or she meets the employment and/or service requirements for entitlement to Matching Credits.

          4.3          Supplemental Credits.  If so specified in Section 5.A of the Adoption Agreement, regardless of whether Employee Deferrals have been made by any Participant, the Employer shall credit to the Account of each Participant entitled to Supplemental Credits, the amount specified in the Adoption Agreement.  Amounts shall be credited to the Accounts of Participants entitled to receive such credits as of such time as the Employer shall determine.

          If so specified in Section 5.D.6 of the Adoption Agreement, only Participants specifically designated therein shall be entitled to receive Supplemental Credits for the Plan Year.  Additionally, if so specified in Section 5.D of the Adoption Agreement, a Participant shall be entitled to Supplemental Credits under this Section 4.3 only if he or she meets the employment and/or service requirements for entitlement to Supplemental Credits.

ARTICLE V
ACCOUNTS

          5.1          Accounts.  The Plan Administrator shall establish an Account for each Participant reflecting Employee Deferrals, Matching Credits, or Supplemental Credits, if any, made for the benefit of the Participant, together with any adjustments hereunder.  Subject to Sections 5.5, 5.6, and 9.1, the Employer shall deposit the amount of Employee Deferrals and Credits for a period as soon as practicable after the date as of which such amounts are credited to the Accounts.

          5.2          Investments.  Participant Accounts shall be credited with earnings measured by reference to the investments agreed upon between the Lead Employer and Putnam Fiduciary Trust Company, which shall be limited to – (a) shares of open-end registered investment companies for which Putnam Investment Management LLC serves as investment advisor or for which Putnam Retail Management Limited Partnership is the principal underwriter; (b) shares of other open-end registered investment companies not managed or underwritten by Putnam companies; (c) shares of common stock of the Lead Employer or of any affiliated Participating Employer; and (d) any other investment products designated by the Lead Employer and agreed to by Putnam Fiduciary Trust Company.

          If any Participant or Beneficiary makes an investment election with respect to the manner in which his or her Account shall be deemed to be invested, the Employer (or in the event of the establishment of a trust hereunder, the trustee of such trust, as directed by the Employer) may follow such investment selection, but shall not be legally bound to do so.

          Each Participant, by electing to participate in the Plan, agrees individually and on behalf of his designated Beneficiaries to assume all risk in connection with any increase or decrease in the value of the investments which are deemed to be held in his or her Account, and further agrees on behalf of himself and his designated Beneficiaries that the Plan Administrator and the Employer shall not in any way be held liable for any investment decision, or for the failure by the Plan Administrator or any investment adviser selected by the Plan Administrator to make any investment, or for the selection of or failure to select any investment adviser.  If any Participant fails to make an election with respect to the investment of all or a portion of the balance in his or her Account at any time, the Participant shall be deemed to have elected that such balance be invested in a “default” investment selected by the Plan Administrator and set forth in the service agreement between the Lead Employer and Putnam Fiduciary Trust Company, and to have directed that such assets remain in such “default” investment fund until the Participant directs otherwise.

          5.3          Payments.  Each Participant’s Account shall be reduced by the amount of any payment made to or on behalf of the Participant under Article VI, as of the date such payment is made.

          5.4          Vesting.  A Participant shall at all times be fully Vested in the portion of his or her Account attributable to Employee Deferrals, and shall be Vested in the portion of his or her Account attributable to Matching Credits or Supplemental Credits, if any, in the manner set forth in Section 6 of the Adoption Agreement.  Notwithstanding the foregoing, if specified in the Adoption Agreement, a Participant shall become 100 percent Vested in his or her Account upon the happening of any of the events specified in Section 6.C of the Adoption Agreement.

          5.5          Forfeiture of Non-Vested Amounts.  To the extent that any amounts credited to a Participant’s Account are not Vested at the time the Account becomes distributable under the Plan, such non-Vested amounts shall be forfeited by the Participant, and the Plan Administrator shall offset and withhold such amount from any payment or payments otherwise due to the Participant under the Plan or otherwise due from the Employer, in such manner as the Plan Administrator determines in its sole discretion.

          5.6          Forfeiture of Vested Accounts.  If the Plan Administrator in its discretion determines that any event specified in Section 6.D of the Adoption Agreement that calls for a forfeiture of a Vested Account balance has occurred, the Participant shall forfeit the portion of his Vested Account so specified, and the Plan Administrator shall offset and withhold such amount from any payment or payments otherwise due to the Participant under the Plan or otherwise due from the Employer, in such manner as the Plan Administrator determines in its sole discretion.

ARTICLE VI
PAYMENTS

          6.1          Commencement of Payment of Benefits.  The payment of benefits to which a Participant becomes entitled under the Plan shall commence no later than the date specified in Section 7.A of the Adoption Agreement.

          6.2          Change in Control.  If so specified in Section 7.A of the Adoption Agreement, the total Accounts or total remaining Account balances of all Participants also shall become distributable to the Participants as soon as practicable after the occurrence of a Change in Control.

          6.3          Form of Payment.  As specified in Section 7.B of the Adoption Agreement, the distribution of benefits under the Plan may be made either –

(a)	exclusively in the form of single lump sums; or

(b)
at the election of the Participant or Beneficiary receiving the distribution, (i) as a single lump-sum payment, (ii) in annual installments over a period of years, (iii) in annual fixed dollar amounts elected by the Participant or Beneficiary, or (iv) in a combination of any of the above.

          If specified in Section 7.B of the Adoption Agreement, no installment payout period exceeding the period of years so specified may be elected (the amount of each such installment to equal the balance of his or her Account immediately prior to the installment, divided by the number of installments remaining to be paid); and no installment payment dollar amount may be elected if it is deemed likely to result in a payment period in excess of the period of years so specified, as determined by the Plan Administrator in its sole discretion.

          6.4          Timing and Method of Election.  Distribution elections as to the form and timing of payments of benefits, if permitted, shall apply to all Account balances under the Plan and may be made or changed only in such manner and according to such procedures as the Plan Administrator shall prescribe from time to time, which may include electronic and other means not requiring written forms.  The form of benefit and date of commencement of benefit payments under the Plan shall be selected by the Participant at the time the Participant first becomes eligible for the Plan.  As specified in Section 7.C of the Adoption Agreement, such election shall either (a) be irrevocable or (b) remain effective for all amounts deferred and credited under the Plan until the Participant elects a new payment form and date for commencement of payments, any such new election to be effective no sooner than the period of time specified in the Adoption Agreement (and in no event sooner than six months) after the new election is made. If no election is in effect with respect to a Participant’s Account, payment shall be made in the form of a single lump sum, as soon as practicable after the end of the Plan Year in which the termination of the Participant’s employment occurred.

          6.5          Severe Financial Emergency.  If so specified in Section 7.E of the Adoption Agreement, any Participant who believes he or she is suffering a severe financial emergency may apply to the Plan Administrator for a distribution from the Plan, in order to alleviate such emergency.  The Plan Administrator, in its sole discretion (but after taking into account, among other factors, the nature and foreseeability of the alleged emergency, the Participant’s other resources, and the effect of a distribution upon the intended tax status of the compensation deferrals made under the Plan), may direct the Employer to pay to the Participant an amount which it determines is necessary or appropriate, not to exceed the amount necessary to alleviate the financial emergency (including amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution) and in no event to exceed the Vested portion of the Participant’s Account.  The Employer shall pay such amount to the Participant, in a single lump-sum cash payment, as soon as administratively practicable after it is directed to do so by the Plan Administrator.  Distributions under this Section 6.5 shall be deemed to have come first from the portion of the Participant’s Account attributable to Employee Deferrals, and thereafter, pro rata, from the portions of the Account attributable to Matching Credits and Supplemental Credits, if any.

          6.6          Medium of Payment.  Payments under this Article VI shall be made in cash or, at the election of the payee with the consent of the Plan Administrator, if shares of common stock of the Employer are available as an investment choice under Section 5.2, in shares of such stock, to the extent such stock is distributable and saleable under applicable securities laws.  Any such election to receive payment of benefits “in-kind” shall be made in such form and with such prior notice as the Plan Administrator may require.

          6.7          Beneficiary Designation.  A Participant may designate a Beneficiary who shall be entitled to receive any Vested amounts remaining in the Participant’s Account after his or death.  Such designation shall be made in writing on a form prescribed by the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant’s lifetime.  Such a designation shall remain in effect unless a later designation is made in accordance with this Section 6.7.  The filing of a later designation of beneficiary shall supersede any previous beneficiary designation.  A designation under this Section 6.7 may be changed by the Participant at any time, without the consent of any designated Beneficiary, by filing the prescribed form with the Plan Administrator.  If no beneficiary designation has been made, or if no designated Beneficiary survives the Participant, any payment under the Plan shall be made to the Participant’s estate.

          6.8          Discharge of Liability.  Any payment made in accordance with this Article VI shall fully discharge the obligation or liability of the Plan, the Plan Administrator and the Employer with respect to such payment, and the Plan, the Plan Administrator and the Employer shall have no further obligation or liability to any person with respect to such payment.

ARTICLE VII
ADMINISTRATION

          7.1          Plan Administrator; Interpretation.  The Plan Administrator shall oversee the administration of the Plan.  The Plan Administrator and its successors shall be appointed from time to time by the Lead Employer and shall serve at the pleasure of the Lead Employer, without compensation, unless otherwise determined by the Lead Employer.  The Plan Administrator shall have complete discretionary control and authority to administer all aspects of the Plan, including, without limitation, the power to appoint agents and counsel and, in a manner consistent with Section 7.3, to determine all rights and benefits and all claims, demands and actions, arising out of the provisions of the Plan, of any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  The Plan Administrator shall have the exclusive discretionary power to interpret the Plan and to decide all matters under the Plan.  Such interpretations and decisions shall be final, conclusive and binding on all Participants and on any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator has acted arbitrarily and capriciously.  Any individual serving as Plan Administrator or on a committee acting as Plan Administrator and who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, or any other person or entity.  The Plan Administrator shall be deemed to be the “plan administrator” with responsibility for complying with any reporting and disclosure requirements of ERISA that apply to the Plan.

          7.2          Committee as Plan Administrator.  If the Plan Administrator specified under Section 1.E of the Adoption Agreement or any succeeding Plan Administrator under the Plan is a committee, the committee shall conduct its business and hold meetings as determined by it from time to time.  A majority of the committee shall have the power to act, and the concurrence of any member may be by telephone or other electronic means or by letter.  The committee may delegate to any one of its members the authority to carry out specific duties and to sign appropriate forms and authorizations.  In carrying out its duties, the committee may, from time to time, employ an administrative organization and agents and may delegate to them administrative and limited discretionary duties as it sees fit, and may consult with counsel, who may be counsel to the Employer.  The committee may elect from its members a chairman and a secretary and may appoint such subcommittees as it shall deem necessary and appropriate, and may authorize one or more of its members or any agent to execute or deliver any instrument on its behalf and to do any and all such other things as are necessary and proper to the administration of the Plan.

          7.3          Claims Procedure.  If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Plan Administrator.  If any such claim is wholly or partially denied, the Plan Administrator shall notify such person of its decision in writing.  Such notification shall contain – (a) specific reasons for the denial, (b) specific reference to pertinent plan provisions, (c) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (d) information as to the steps to be taken if the person wishes to submit a request for review.  Such notification shall be given within 90 days after the claim is received by the Plan Administrator (or within

180 days, if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such person within the initial 90 day period).  If such notification is not given within such period, the claim shall be considered denied as of the last day of such period and such person may request a review of his or her claim.

          Appeal of Denied Claims.  Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may – (a) file a written request with the Plan Administrator for a review of his or her denied claim and of pertinent documents and (b) submit written issues and comments to the Plan Administrator.  The Plan Administrator shall notify such person of its decision in writing.  Such notification shall be written in a manner calculated to be understood by such person and shall contain specific reasons for the decision as well as specific references to pertinent plan provisions.  The decision on review shall be made within 60 days after the request for review is received by the Plan Administrator (or within 120 days, if special circumstances, such as a decision by the Plan Administrator to hold a hearing, require an extension of time for processing the request, and if written notice of such extension and circumstances is given to such person within the initial 60 day period).  If the decision on review is not made within such period, the claim shall be considered denied.

          7.4          Expenses of the Plan and the Plan Administrator.  The expenses of administering the Plan, including the printing of literature and forms related thereto, the disbursement of benefits thereunder, and the compensation of administrative firms, agents, consultants, actuaries or counsel, shall be paid by the Employer.

          7.5          Records of the Plan Administrator  The Plan Administrator shall keep a record of all its proceedings, which shall be open to inspection by the Lead Employer and any Participating Employer.

ARTICLE VIII
AMENDMENT AND TERMINATION

          8.1          Amendments.  The Lead Employer retains the right to amend the Plan from time to time by an instrument in writing which has been executed on the Lead Employer’s behalf by an officer thereof, and/or by vote of its Board of Directors.  No such amendment shall reduce the amount then credited to a Participant’s account, and no such amendment that has the effect of increasing the duties or liabilities of the recordkeeper of the Plan or of the trustee of any trust created hereunder shall be valid unless such recordkeeper or trustee consents thereto in writing.

          8.2          Termination of Plan.  This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee or any other employee, or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee or other employee.  The Lead Employer reserves the right to terminate the Plan at any time by an instrument in writing which has been executed on the Lead Employer’s behalf by an officer thereof, and/or by vote of its Board of Directors.  Upon a termination of the Plan under this Section 8.2, the Lead Employer may direct the distribution of all amounts credited to the Accounts of Participants – either to the extent Vested or regardless of the extent otherwise Vested, if so specified in Section 6.C.7 of the Adoption Agreement – as of the date of the Plan termination.

          8.3          Assignment.  The rights and obligations of the Employer shall inure to the benefit of and shall be binding upon its successors and assigns.

ARTICLE IX
MISCELLANEOUS

          9.1          No Funding.  Notwithstanding any contrary provision of the Plan, the Plan does not constitute more than a mere promise by the Employer to make benefit payments to Participants and Beneficiaries in the future, and Participants and Beneficiaries shall have the status of general, unsecured creditors of the Employer.  Any Accounts established pursuant to the Plan shall constitute only hypothetical accounts for the purpose of measuring the amount of such promised future payments and shall remain the property of the Employer until distributed.  Nothing in the Plan shall otherwise be construed to create a trust or to obligate the Employer or any other person to segregate a fund, purchase an insurance contract, or in any other way to fund currently the future payment of any benefits hereunder; nor shall anything herein be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person.  The Employer shall create a grantor trust to pay its obligations hereunder, under which Putnam Fiduciary Trust Company shall serve as trustee.  In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

          9.2          Nonassignability.  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process whatsoever by any creditor of such Participant or Beneficiary; nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, sell, transfer or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under the Plan.

          9.3          Limitation of Participants’ Rights.  Participation in the Plan shall not give any Eligible Employee the right to be retained in the employ of the Employer or any right or interest in the Plan, other than as herein provided.  The Employer reserves the right to dismiss any Eligible Employee without any liability for any claim against the Employer, except to the extent provided herein.

          9.4          Receipt and Release.  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer and the Plan Administrator under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit, without responsibility on the part of the Plan Administrator or the Employer to follow the application of such funds.

          9.5          Government Regulations.  It is intended that this Plan shall comply with all applicable laws and government regulations, and the Employer shall not be obligated to perform any obligation hereunder in any case where, in the opinion of the Employer’s counsel, such performance would result in the violation of any law or regulation.

          9.6          Governing Law.  Except to the extent preempted by ERISA or other federal law, the Plan shall be construed, administered, and governed in all respects under and by the laws of the State or Commonwealth specified in the Adoption Agreement.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

          9.7          Masculine, Feminine, Singular and Plural; Headings and Subheadings.  Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.  The masculine shall include the feminine, and the singular shall include the plural and the plural the singular, except where the context plainly requires otherwise.

          9.8          Unclaimed Benefit.  Each Participant shall keep the Employer informed of his or her current address and the current address of his or her Beneficiary.  The Employer shall not be obligated to determine the whereabouts of any person.  If the location of a Participant is not made known to the Employer within three (3) years after the date on which any payment is to be made, payment may be made as though the Participant had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Employer is unable to locate any designated Beneficiary of the Participant, then the Employer shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person, and such benefit shall be irrevocably forfeited.

          9.9          Suspension of Payments.  If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Administrator, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Administrator’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

          9.10          Withholding Taxes; Offsets.  The Plan Administrator may make any appropriate arrangements to deduct from all amounts paid or accrued under the Plan any taxes required by any government or governmental agency to be withheld.  The Employer may offset against any payment due from the Plan to a Participant or Beneficiary any amount owed by such Participant or Beneficiary to the Employer, and the Participants and Beneficiaries under the Plan expressly consent to this provision as a condition precedent to the receipt of any benefit under this Plan.

          9.11          Number of Counterparts.  This Plan may be executed in any number of counterparts, each of which when duly executed by the Employer shall be deemed to be an original, but all of which shall together constitute but one instrument, which may be evidenced by any counterpart.

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